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                                                                   Exhibit 10.25

META GROUP, INC.

      EMPLOYMENT AND MANAGEMENT AGREEMENT

            EMPLOYMENT AND MANAGEMENT AGREEMENT, dated as of October 27, 2000, 2000 (this "Agreement"), between META GROUP, INC., a Delaware corporation with offices at 208 Harbor Drive, Stamford, Connecticut 06912 (the "Company"), and HOWARD RUBIN, an individual residing at 450 Long Ridge Road, Pound Ridge, New York 10576 (the "Executive"). BACKGROUND

      The Company has entered into an Asset Purchase Agreement, dated as of October 27, 2000 (the "Purchase Agreement"), with Rubin Systems Inc. (the "Seller"), pursuant to which the Company has agreed to acquire substantially all of the assets of the Seller. The execution and delivery of this Agreement by the Executive and the Company is a condition precedent to the consummation of the transactions contemplated by the Purchase Agreement. The Company wishes to secure the services of the Executive as Executive Vice President of the Company and META Fellow (with such other duties and/or offices in the Company and/or its Subsidiaries and/or Affiliates as may be assigned by the Board of Directors or Chief Executive Officer of the Company) upon the terms and conditions hereinafter set forth, and the Executive wishes to render such services to the Company upon the terms and conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

            1. Employment by the Company. The Company agrees to employ the Executive in the position of Executive Vice President of the Company and META Fellow and the Executive accepts such employment and agrees to perform such duties as are customarily assigned to an employee holding such positions including, without limitation, management of the Division (as defined in the Purchase Agreement). The Executive agrees to devote his full business time and energies to the business of the Company and/or its Subsidiaries and/or Affiliates and to faithfully, diligently and competently perform his duties hereunder. In furtherance of the foregoing, the Executive shall hold in trust for the benefit of the Company, and promptly remit to the Company, any cash


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or in-kind income received by the Executive during the Term (as defined below)
from any source other than (i) the Company and its Affiliates, (ii) passive investments made by the Executive or for the Executive's benefit, and (iii) gifts to the Executive. The Executive shall report directly to the Chief Executive Officer of the Company. The Executive shall be accountable to the head of the META Group Consulting division for the performance of the Measurement Consulting business of the Division and the head of the METAGroup.com division for the performance of the MetricNet business of the Division. All staff engaged in the Measurement Consulting business of the Division shall report to the head of the META Group Consulting Division with dotted-line reporting to the Executive. Existing staff engaged in the MetricNet business of the Division shall report directly to the Executive with dotted-line reporting to the head of the METAGroup.com division. All staff hired after the date hereof to be engaged in the MetricNet business of the Division shall report directly to the head of METAGroup.com division with dotted-line reporting to the Executive.

            2. Term of Employment. The term of this Employment Agreement (the "Term") shall be for the initial period commencing on the date hereof and ending on the fourth (4th) anniversary of the date hereof, unless the Executive is earlier terminated as provided in Section 4 hereof. After the initial four (4) year Term, this Agreement shall be automatically renewed for successive one (1) year periods unless terminated by a party on at least sixty (60) days written notice prior to the end of the then current Term. Notice of non-renewal shall not be deemed or otherwise construed as a termination without Cause.

            3. Compensation. As full compensation for all services to be rendered by the Executive to the Company and/or its Subsidiaries and/or Affiliates in all capacities during the Term, the Executive shall receive the following compensation and benefits:

                  3.1 Salary. An annual base salary of Two Hundred Forty Thousand Dollars ($240,000) (the "Base Salary") payable not less frequently than semi-monthly or at more frequent intervals in accordance with the then customary payroll practices of the Company. The Base Salary and the Executive's performance shall be reviewed by the Company's Board of Directors at least annually during the Term pursuant to normal Company practices.

                  3.2 Recoverable Draw. In addition to Base Salary, the Executive shall be entitled to receive a monthly amount in the form of a recoverable draw (the "Draw"), payable in arrears within ten (10) days after each month end, equal to (A) 1/2 of the retainer based existing "Guru Consulting" contract revenue of the Division for the applicable month minus (B) Twenty Thousand Dollars ($20,000).


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                  3.3 Bonus. Consistent with existing Company bonus practices, an annual bonus pool (the "Bonus Pool") equal to 80% of annual Division Profits (as defined below) shall be established each year. The Executive shall be responsible for proposing the allocation of the Bonus Pool among himself, other Division team members and others who have contributed to the success of the Division. The Executive, in consultation with the head of the METAGroup.com division and the head of the META Group Consulting division, shall allocate the Bonus Pool in a manner that is consistent with existing Company bonus practices. The proposed Bonus Pool allocations shall be subject to modification by the Chief Executive Officer of the Company and shall require the approval of the Chief Executive Officer and the Compensation Committee of the Company. Bonus amounts allocable to the Executive shall be paid to him in a manner consistent with existing Company bonus practices. For purposes of this Section 3.3, "Division Profits" shall mean an amount equal to the aggregate annual revenue of the Division minus all expenses of the Division, including the 20% profit margin to the Company plus all overhead allocations.

                  3.4 Participation in Employee Benefit Plans; Other Benefits. The Executive shall be permitted during the Term, if and to the extent eligible, to participate in all employee benefit plans, policies and practices now or hereafter maintained by or on behalf of the Company commensurate with the Executive's position with the Company. Nothing in this Employment Agreement shall preclude the Company from terminating or amending any such plans or coverage so as to eliminate, reduce or otherwise change any benefit payable thereunder, so long as such change similarly affects all Company employees.

                  3.5 Expenses. The Company shall pay or reimburse the Executive for all reasonable and necessary expenses actually incurred or paid by the Executive during the Term in the performance of the Executive's duties under this Employment Agreement, upon submission and approval of expense statements, vouchers or other supporting information in accordance with the then customary practices of the Company.

                  3.6 Vacation. The Executive shall be entitled to four (4) weeks of vacation per year.

                  3.7 Withholding of Taxes. The Company may withhold from any benefits payable under this Employment Agreement all federal, state, city and other taxes as shall be required pursuant to any law or governmental regulation or ruling.

            4. Termination.

                  4.1 Termination upon Death. If the Executive


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dies during the Term, this Employment Agreement shall terminate as of the date of his death.

                  4.2 Termination upon Disability. If during the Term the Executive becomes physically or mentally disabled, whether totally or partially, so that the Executive is unable to perform his essential job functions hereunder for a period aggregating 120 days during any twelve-month period, the Company may, by written notice to the Executive, terminate this Employment Agreement, in which event the Term shall terminate ten (10) days after the date upon which the Company shall have given notice to the Executive of its intention to terminate this Employment Agreement because of the disability.

                  4.3 Termination for Cause. The Company may at any time by written notice to the Executive terminate this Agreement immediately and, except as provided in Section 5.2 hereof, the Executive shall have no right to receive any compensation or benefit hereunder on and after the date of such notice, in the event that an event of "Cause" occurs. For purposes of this Employment Agreement "Cause" shall include:

                        (i) the Executive breaches any material term of this Agreement, the Purchase Agreement, the Non-Competition Agreement (as defined below) or the Employee Non-Disclosure and Developments Agreement (as defined below) and fails to cure such breach within thirty (30) days after the receipt of written notice from the Board of such breach, which notice shall state in reasonable detail the facts and circumstances claimed to be a breach and of the intent of the Company to terminate the Executive's employment upon the failure of the Executive to cure such breach; or

                        (ii) a good faith determination by the Board that the Executive has committed a felonious act of fraud, misappropriation, embezzlement, or theft or a breach of fiduciary duty involving personal profit; or

                        (iii) the Executive is indicted for any criminal offense constituting a felony or a crime involving moral turpitude; or

                        (iv) the Executive fails or refuses to follow the reasonable and specific directives of the Chief Executive Officer of the Company or the Board of Directors of the Company, which continues for ten (10) days after receipt of written notice from the Chief Executive Officer or the Board of such failure or refusal; or

                        (v) the continuous failure of the Division to achieve at least 80% of the combined revenue and profitability


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milestones as set forth in the Payment Milestone Exhibit (as defined in the
Purchase Agreement) on an annualized basis for more than three (3) consecutive quarters; or

                        (vi) the knowing and willful engaging by the Executive in conduct which is injurious to the Company or its Affiliates, including, without limitation, any conduct by the Executive that could constitute sexual harassment or a violation of any employment laws; or

                        (vii) repeated or continuous acts of neglect that relate to the business of the Company or its Affiliates.

                  4.4 Termination without Cause. The Company may terminate this Agreement at any time, without cause, upon thirty (30) days' written notice by the Company to the Executive and, except as provided in Section 5.1 hereof, the Executive shall have no right to receive any compensation or benefit hereunder after such termination.

            5. Severance Payments.

                  5.1 Certain Severance Payments. If during the Term the Company terminates this Employment Agreement pursuant to Section 4.4, all compensation payable to the Executive under Section 3 hereof shall cease as of the date of termination specified in the Company's notice (the "Termination Date"), and the Company shall pay to the Executive, subject to the Executive's continued compliance with the Non-Competition Agreement and the Employee Non-Disclosure and Developments Agreement and the delivery by the Executive of a general release in form and substance satisfactory to the Company waiving the Executive's right to bring any and all claims against the Company arising out of the Executive's employment with the Company, the following sums: (i) an amount in cash and Buyer Shares (as defined in the Purchase Agreement) that the Executive would have received pursuant to Section 2(c)(i) of the Purchase Agreement if he were not terminated pursuant to Section 4.4 hereof and instead continued being employed by the Company for one year (365 days) after such termination occurs if the performance milestones for such year as set forth in the Performance Milestone Exhibit (as defined in the Purchase Agreement) were to be achieved; (ii) benefits under group health and life insurance plans in which the Executive participated prior to termination for three (3) months after the date of termination and (iii) all previously earned, accrued, and unpaid salary and benefits from the Company and its employee benefit plans, including any such benefits under the Company's pension, disability, and life insurance plans, policies, and programs. If, prior to the date on which the Company's obligations under clause (i) of this Section 5.1 cease, the Executive violates the Non-Competition Agreement


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or the Employee Non-Disclosure and Developments Agreement, then the Company shall have no obligation to make any of the payments that remain payable by the Company under clause (ii) of this Section 5.1 on or after the date of such violation.

                  5.2 Severance Payments upon Termination for Cause, Death or Disability. If this Employment Agreement is terminated by the Company pursuant to Sections 4.1, 4.2 or 4.3 hereof, the Executive or his estate or other representatives, as applicable, shall receive only the amounts specified in clause (iii) of Section 5.1 hereof.

            6. Non-Competition Agreement and Employee Non-Disclosure and Developments Agreement. Simultaneous with the Execution of this Agreement, the Executive shall execute and deliver to the Company (i) a Non-Competition Agreement in the form of Exhibit A hereto and (ii) an Employee Non-Disclosure and Developments Agreement in the form of Exhibit B hereto.

            7. Other Provisions.

                  7.1 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telecopied, telegraphed or telexed, or sent by certified, registered or express mail, postage prepaid, to the parties at their respective addresses set forth in the preamble to this Agreement or at such other addresses as shall be specified by the parties by like notice, and shall be deemed given when so delivered personally, telecopied, telegraphed or telexed, or if mailed, two days after the date of mailing. If notice is being delivered to the Company a copy (which shall not constitute notice) shall also be delivered to:

                  Wiggin & Dana
                  Three Stamford Plaza
                  301 Tresser Boulevard
                  Stamford, CT  06901
                  Telecopier:  (203) 363-7676
                  Attention:  William A. Perrone, Esq.

                  7.2 Entire Agreement. This Employment Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior contracts and other agreements, written or oral, with respect thereto.

                  7.3 Waivers and Amendments. This Employment Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver,


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by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                  7.4 Governing Law. This Employment Agreement shall be governed by, and construed in accordance with and subject to, the laws of the State of Connecticut applicable to agreements made and to be performed entirely within such state.

                  7.5 Binding Effect; Benefit. This Employment Agreement shall inure to the benefit of and be binding upon the parties hereto and any successors and assigns permitted or required by Section 7.6 hereof. Nothing in this Employment Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or such successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Employment Agreement.

                  7.6 Assignment. This Employment Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive. The Company may assign this Employment Agreement and its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its assets or business, whether by merger, consolidation or otherwise.

                  7.7 Definitions. For purposes of this Employment Agreement:

                        (i) "Affiliate" shall mean a person that, directly or indirectly, controls or is controlled by, or is under common control with the Company;

                        (ii) "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any person or entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through ownership of voting securities or by contract or other agreement or otherwise; and

                        (iii) "Subsidiary" shall mean any person or entity as to which the Company, directly or indirectly, owns or has the power to vote, or to exercise a controlling influence with respect to, fifty percent (50%) or more of the securities of any class


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of such person, the holders of which class are entitled to vote for the election of directors (or persons performing similar functions) of such person.

                  7.8 Counterparts Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

                  7.9 Headings. The headings in this Employment Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Employment Agreement.

                  7.10 No Conflict. Neither the execution nor the delivery of this Agreement, nor the employment of the Executive by the Company will result in the breach of any agreement to which the Executive is a party.

                  7.11 WAIVER OF JURY TRIAL. THE EXECUTIVE HEREBY EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

[signature page follows]

            IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first above written.


                              META GROUP, INC.



                              By: /s/ Michael Riffle
                                  ------------------------------
                              Name: Michael Riffle
                              Title: VP New Business Development


                              EXECUTIVE:


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                              /s/ Howard Rubin
                              ------------------------------
                              Name: HOWARD RUBIN


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